FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This First Amendment to Agreement and Plan of Merger (this “Amendment”), is made and entered into as of December 8, 2006, by and among ISRAEL TECHNOLOGY ACQUISITION CORP., a Delaware corporation (“Parent”), ITAC ACQUISITION SUBSIDIARY CORP., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and IXI MOBILE, INC., a Delaware corporation (“Company”). The parties hereto hereby agree as follows:

RECITALS

WHEREAS, the parties have previously entered into that certain Agreement and Plan of Merger dated as of February 28, 2006 (the "Merger Agreement"); and

WHEREAS, the parties now wish to amend the Merger Agreement as set forth in this Amendment so as to reduce the ownership percentage of the stockholders of the Company and Derivative Holders required to be subject to lockup restrictions with respect to any shares of Parent Common Stock that such holders may receive pursuant to the Merger Agreement from 95% to 90% (on a fully diluted basis) and so as to clarify the type of lock-up agreement required by the Parent to be executed by such holders.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

Unless otherwise defined below, all capitalized terms herein shall have the meanings assigned to such terms in the Merger Agreement

1. Amendment of the Merger Agreement.

1.1 Section 6.20 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

"6.20  Stockholder Transfer Restrictions. Prior to the Effective Time, the Company shall cause (a) each of the executive officers of the Company to enter into an Executive Lock-Up Agreement substantially in the form attached hereto as Exhibit D (an “Executive Lock-Up Agreement”) and (b) each of the stockholders of the Company, holders of Employee Options and holders of Company Warrants listed on Schedule 6.20 to enter into a Stockholder Lock-Up Agreement substantially in the form attached hereto as Exhibit E (a “Stockholder Lock-Up Agreement” and together with the Executive Lock-Up Agreement, the “Lock-Up Agreements”). The Company agrees to use its reasonable best efforts to cause all stockholders of the Company , other than those listed on Schedule 6.20, to enter into a Stockholder Lock-Up Agreement or be otherwise subject to restrictions with respect to the transfer of any shares of Parent Common Stock that such holders may receive pursuant to this Agreement for a period of not less than one hundred eighty (180) days after the Closing. The certificates representing the shares of Parent Common Stock to be received by any stockholder of the Company, holder of Employee Options or holders of Company Warrants who has executed a Stockholder Lock-Up Agreement, an Executive Lock-Up Agreement or any other lock-up agreement shall bear legends to the effect that such shares of Parent Common Stock may not be transferred except upon compliance with the registration requirements of the Securities Act (or an exemption therefrom) or the provisions of the applicable Lock-Up Agreement."

1.2 Section 7.3(o) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

"7.3(o)  Transfer Restrictions. Immediately prior to the Closing, stockholders of the Company and Derivative Holders who hold not less than 90% of the issued and outstanding shares of Company Common Stock on a fully diluted basis shall either (i) be subject to the restrictions contained in a Lock-Up Agreement or (ii) be otherwise subject to restrictions with respect to the transfer of any shares of Parent Common Stock that such holders may receive pursuant to this Agreement for a period of not less than one hundred eighty (180) days after the Closing."

2. No Other Modifications. Except as expressly set forth herein, all other terms and conditions of the Merger Agreement shall remain in full force and effect.

3. Miscellaneous.

3.1 Counterparts; Fax Signatures. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same Amendment. Originally executed counterparts may be delivered by facsimile and any such delivery shall be valid for all purposes as delivery of a manual signature and equally admissible in any legal proceedings to which any of the Company, the Parent Guarantor, or the Lender is a party.

3.2 Severability. If any provision of this Amendment or the application thereof, shall for any reason and to any extent be determined by a court of competent jurisdiction to be invalid or unenforceable under applicable law, the remaining provisions of this Amendment shall be interpreted so as best to reasonably effect the intent of the parties hereto.

3.3 Entire Agreement. This Amendment, together with the Merger Agreement and all exhibits thereto, constitute the entire understanding and agreement of the parties with respect to the transactions contemplated herein and supersede all prior and contemporaneous understandings and agreements, whether written or oral, with respect to such transactions.

3.4 Governing Law. This Amendment shall be governed in all respects by Section 10.7 of the Merger Agreement.

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IN WITNESS WHEREOF, the parties have executed this First Amendment to Merger Agreement as of the date first written above.

ISRAEL TECHNOLOGY ACQUISITION CORP.

By:	/s/ Israel Frieder
Name: Israel Frieder
Title: Chairman

ITAC ACQUISITION SUBSIDIARY CORP.

By:	/s/ Israel Frieder
Name: Israel Frieder
Title: Chairman

IXI MOBILE, INC.

By:	/s/ Amit Haller
Name: Amit Haller
Title: Chief Executive Officer

[Signature Page to First Amendment to IXI/ITAC Merger Agreement]